Exhibit 99.2

FOR IMMEDIATE RELEASE

Hughes Communications Inc. to Post Lender Presentation in Connection

with Previously Announced Debt Financing and Commitment Letter

Germantown, Md., February 8, 2007—Hughes Communications, Inc. (NASDAQ:HUGH) (“Hughes” or the “Company”), the global leader in broadband satellite network solutions and services, today announced that its wholly owned subsidiary, Hughes Network Systems LLC (“HNS”), will be making a slide presentation (the “Lender Presentation”) to prospective lenders in connection with the marketing of HNS’ $115 million unsecured senior term loan facility, as contemplated by the previously announced commitment letter. The information contained in the Lender Presentation will be attached as Exhibit 99.3 to the Current Report on Form 8-K to be furnished by HNS to the Securities and Exchange Commission. The Lender Presentation will also be posted on the HNS’ website at www.hughes.com under “Investor Relations.”

As discussed in the Lender Presentation, the Company estimates, on a preliminary basis, that HNS’ total revenue for fiscal year 2006 was $859 million and its Adjusted EBITDA(1) for fiscal year 2006 was $122 million. The Lender Presentation will also include additional preliminary select financial information of HNS for the fiscal year ended December 31, 2006 and certain business updates that have not previously been publicly reported.

The fiscal 2006 financial information included in this press release and the Lender Presentation are preliminary estimates based upon currently available information and are subject to change based upon the completion of the audit of the Company’s fiscal 2006 financial statements by the Company’s independent registered public accountants. In connection with the completion of the audit process, including the review of the Company’s purchase accounting adjustments, the Company may identify items that would require the Company to make adjustments to the preliminary financial results described in this press release and the Lender Presentation, and any changes could be material. The Company expects to issue a financial results press release to announce the final 2006 audited financial results prior to filing its 2006 Annual Report on Form 10-K.

About Non-GAAP Financial Measures

Note (1):

EBITDA is defined as HNS’ earnings (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments. Adjusted EBITDA is not a recognized term under GAAP. Adjusted EBITDA does not represent net income or cash flows from operations, as these terms are defined under GAAP, and should not be considered as an alternative to net income as an indicator of the

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Hughes Communications Inc. to Post Lender Presentation in Connection with

Previously Announced Debt Financing and Commitment Letter, page 2

Company’s operating performance or to cash flows as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow available to management for discretionary use, as such measures do not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, and debt service requirements (including VSAT operating lease hardware). Adjusted EBITDA as discussed herein is not necessarily comparable to similarly titled measures reported by other companies. Adjusted EBITDA is discussed herein because the Company and HNS use such information in their review of the performance of management and in the performance of their business. In addition, information concerning Adjusted EBITDA is being discussed because it reflects important components included in the financial covenants under the HNS senior note indenture and revolving credit facility. The Company expects to include a reconciliation of Adjusted EBITDA with the most directly comparable GAAP measure for the year ended December 31, 2006, along with the components of Adjusted EBITDA, in the Company’s fourth quarter and fiscal 2006 financial results press release.

About Hughes Communications, Inc.

Hughes Communications, Inc. (NASDAQ:HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet™ encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on the IPoS (IP over Satellite) global standard, approved by the TIA, ETSI, and ITU standards organizations. To date, Hughes has shipped more than 1.2 million systems to customers in over 100 countries. Headquartered outside Washington, D.C., in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding the preliminary 2006 financial results, the industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans and objectives and the ability to launch and deploy SPACEWAY™ 3. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to changes to the 2006 financial results arising as a result of the completion of the audit for fiscal 2006, Hughes’ substantial leverage and restrictions contained in its debt agreements, technological

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Hughes Communications Inc. to Post Lender Presentation in Connection with

Previously Announced Debt Financing and Commitment Letter, page 3 developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on April 17, 2006 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

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©Hughes Communications, Inc. All Rights Reserved. Hughes, HughesNet, IPoS, and SPACEWAY are trademarks of Hughes Network Systems, LLC. Other trademarks are the property of their respective owners.

Contact Information

Investor Relations Contact: Deepak Dutt,

Vice President, Treasurer and Investor Relations Officer

Email: ddutt@hns.com

Phone: (301) 428-7010

Media Contact: Judy Blake,

Director, Marketing Communications

Email: jblake@hns.com

Phone: (301) 601-7330